UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 25, 2003

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18217 (Commission File Number)	33-0378756 (IRS Employer Identification No.)

945 East Paces Ferry Road, Suite 1475

Atlanta, GA 30326

(404) 364-8000

(Address of principal executive offices, zip code,

telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

In connection with its stockholder-approved actions to: (1) redeem a portion of its Series A Convertible Preferred Stock for cash; (2) convert the remaining portion of its Series A Convertible Preferred Stock and all of its Series B Convertible preferred stock into common stock of the Company; and (3) change the Company’s capital structure whereby the Company increased the number of authorized shares of common stock of the Company from 6 million to 15 million shares and decreased the number of authorized shares of preferred stock of the Company from 21 million to 2 million, Transcend Services, Inc. (the “Company”) filed three amendments to its Certificate of Incorporation (collectively, the “Amendments”). Each of the Amendments was approved by the Stockholders of the Company at meetings held on May 6, 2003 and June 25, 2003.

The preceding description of the Amendments is qualified in its entirety by reference to each of the Amendments which are included as exhibits to this report and incorporated into this Item 5 by reference.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description
3.1.5	Certificate of Amendment to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Transcend Services, Inc. dated May 6, 2003

3.1.6	Certificate of Amendment to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Transcend Services, Inc. dated May 6, 2003

3.1.7	Certificate of Amendment of the Certificate of Incorporation of Transcend Services, Inc. dated June 25, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEND SERVICES, INC.

By:	/s/ LARRY G. GERDES
Larry G. Gerdes, President, Chief Executive Officer, and Chief Financial Officer (Principal Executive and Financial Officer)

Dated: June 25, 2003

EXHIBIT INDEX

Exhibit Number	Description
3.1.5	Certificate of Amendment to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Transcend Services, Inc. dated May 6, 2003

3.1.6	Certificate of Amendment to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Transcend Services, Inc. dated May 6, 2003

3.1.7	Certificate of Amendment of the Certificate of Incorporation of Transcend Services, Inc. dated June 25, 2003